Exhibit 99.1

THE WENDY’S COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Dublin, Ohio (February 15, 2024) - The Wendy’s Company (Nasdaq: WEN) today reported unaudited results for the fourth quarter and full year ended December 31, 2023.

“The Wendy’s® system delivered strong sales, profit, and cash flow growth in 2023, all supported by progress on our strategic growth pillars,” President and Chief Executive Officer Kirk Tanner said. “2023 marked the brand’s 13th consecutive year of global same-restaurant sales growth, highlighting the system’s consistent execution and strong franchisee alignment as the team continued to grow the beloved Wendy’s brand. The team also significantly accelerated digital sales, opened nearly 250 new restaurants across the globe, and expanded U.S. Company-operated restaurant margin to pre-COVID levels despite extreme inflationary headwinds in recent years.

“I am excited to begin this next chapter for Wendy’s with new plans and investments to accelerate our global growth, deliver significant restaurant margin expansion, and drive long-term shareholder value. I am looking forward to working with the team to deliver on the significant opportunities ahead.”

Fourth Quarter and Full Year 2023 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights	Fourth Quarter		Full Year
	2022	2023	2022	2023
Systemwide Sales Growth(1)
U.S.	7.2%	2.3%	5.3%	5.1%
International(2)	16.8%	9.7%	19.2%	14.1%
Global	8.4%	3.2%	6.8%	6.1%

Same-Restaurant Sales Growth(1)
U.S.	5.9%	0.9%	3.9%	3.7%
International(2)	9.9%	4.3%	12.4%	8.1%
Global	6.4%	1.3%	4.9%	4.3%

Systemwide Sales (In US$ Millions)(3)
U.S.	$2,976	$3,043	$11,694	$12,285
International(2)	$414	$455	$1,606	$1,802
Global	$3,390	$3,498	$13,301	$14,088

Restaurant Openings
U.S. - Total / Net	38 / (3)	31 / 20	139 / 56	97 / 36
International - Total / Net	40 / 18	65 / 54	137 / 90	151 / 109
Global - Total / Net	78 / 15	96 / 74	276 / 146	248 / 145

Global Reimaging Completion Percentage			79%	86%

(1) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Excludes Argentina.

(3) Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights	Fourth Quarter			Full Year
	2022	2023	B / (W)	2022	2023	B / (W)
($ In Millions Except Per Share Amounts)	(Unaudited)			(Unaudited)
Total Revenues	$536.5	$540.7	0.8%	$2,095.5	$2,181.6	4.1%
Adjusted Revenues(1)	$431.3	$431.7	0.1%	$1,689.3	$1,752.6	3.7%
U.S. Company-Operated Restaurant Margin	15.1%	13.5%	(1.6)%	14.3%	15.3%	1.0%
General and Administrative Expense	$68.5	$65.7	4.1%	$255.0	$250.0	2.0%
Operating Profit	$84.0	$86.6	3.1%	$353.3	$382.0	8.1%
Reported Effective Tax Rate	29.0%	30.2%	(1.2)%	27.2%	26.8%	0.4%
Net Income	$41.3	$46.9	13.6%	$177.4	$204.4	15.2%
Adjusted EBITDA	$123.5	$126.6	2.5%	$497.8	$535.9	7.7%
Reported Diluted Earnings Per Share	$0.19	$0.23	21.1%	$0.82	$0.97	18.3%
Adjusted Earnings Per Share	$0.22	$0.21	(4.5)%	$0.86	$0.97	12.8%
Cash Flows from Operations				$259.9	$345.4	32.9%
Capital Expenditures				$(85.5)	$(85.0)	0.6%
Free Cash Flow(2)				$213.1	$274.3	28.7%

(1)	Total revenues less advertising funds revenue.
(2)	Cash flows from operations minus capital expenditures and the impact of our advertising funds.

Fourth Quarter Financial Highlights

Total Revenues

The increase in revenues resulted primarily from an increase in advertising funds revenue and an increase in franchise royalty revenue, both primarily driven by higher same-restaurant sales. These increases were partially offset by lower franchise rental income primarily driven by fewer lease assignments.

U.S. Company-Operated Restaurant Margin

The decrease in U.S. Company-operated restaurant margin was primarily the result of higher commodity costs, customer count declines, and higher labor costs. These were partially offset by a higher average check.

General and Administrative Expense

The decrease in general and administrative expense was primarily driven by a decrease in employee compensation and benefits.

Operating Profit

The increase in operating profit resulted primarily from higher franchise royalty revenue, a decrease in the Company’s incremental investment in breakfast advertising, and lower general and administrative expense. These were partially offset by a decrease in U.S. Company-operated restaurant margin and higher amortization of cloud computing arrangement costs.

Net Income

The increase in net income resulted primarily from a gain on early extinguishment of debt related to the repurchase of securitized debt in the fourth quarter of 2023 and an increase in operating profit.

Adjusted EBITDA

The increase in adjusted EBITDA resulted primarily from higher franchise royalty revenue, a decrease in the Company’s incremental investment in breakfast advertising, and lower general and administrative expense. These were partially offset by a decrease in U.S. Company-operated restaurant margin and higher franchise support and other costs primarily resulting from increased information technology and digital services provided to franchisees.

Adjusted Earnings Per Share

The decrease in adjusted earnings per share was driven by higher amortization of cloud computing arrangement costs and a higher tax rate. These were partially offset by an increase in adjusted EBITDA.

Full Year Financial Highlights

Total Revenues

The increase in revenues resulted primarily from higher sales at Company-operated restaurants, an increase in franchise royalty revenue, and an increase in advertising funds revenue. These increases were primarily driven by higher same-restaurant sales.

U.S. Company-Operated Restaurant Margin

The increase in U.S. Company-operated restaurant margin was primarily the result of a higher average check. This increase was partially offset by higher labor costs, higher commodity costs, and customer count declines.

General and Administrative Expense

The decrease in general and administrative expense was primarily driven by a decrease in employee compensation and benefits, a decrease in stock compensation, and lower professional fees resulting primarily from the completion of the Company’s ERP implementation. These were partially offset by a higher incentive compensation accrual.

Operating Profit

The increase in operating profit resulted primarily from higher franchise royalty revenue, a decrease in the Company’s incremental investment in breakfast advertising, an increase in U.S. Company-operated restaurant margin, and lower general and administrative expense. These were partially offset by higher amortization of cloud computing arrangement costs and lower other operating income primarily due to lapping a gain from insurance recoveries in the prior year.

Net Income

The increase in net income resulted primarily from an increase in operating profit and higher other income primarily driven by an increase in interest income. These increases were partially offset by a decrease in investment income.

Adjusted EBITDA

The increase in adjusted EBITDA resulted primarily from higher franchise royalty revenue, a decrease in the Company’s incremental investment in breakfast advertising, and an increase in U.S. Company-operated restaurant margin. These were partially offset by lower other operating income primarily due to lapping a gain from insurance recoveries in the prior year.

Adjusted Earnings Per Share

The increase in adjusted earnings per share was driven by an increase in adjusted EBITDA and higher interest income. These increases were partially offset by a decrease in investment income and higher amortization of cloud computing arrangement costs.

Free Cash Flow

The increase in free cash flow resulted primarily from higher net income adjusted for non-cash expenses and a decrease in payments for incentive compensation.

Company Declares Quarterly Dividend

The Company announced today the declaration of its regular quarterly cash dividend of 25 cents per share. The dividend is payable on March 15, 2024, to shareholders of record as of March 1, 2024. The number of common shares outstanding as of February 8, 2024 was approximately 205.5 million.

Share Repurchases

The Company repurchased 2.4 million shares for $45.7 million in the fourth quarter of 2023. The Company has not repurchased any shares in the first quarter of 2024 as of the date of this release. As of February 15, approximately $310.0 million remains available under the Company’s existing share repurchase authorization that expires in February 2027.

Company Announces Investments to Drive Accelerated Global Growth

The Company announced today investments that are expected to accelerate global growth, deliver significant restaurant margin expansion, and drive long-term shareholder value. The Company plans to invest:

•	Approximately $55 million in incremental breakfast advertising in the U.S. and Canada split evenly over the next two years;

•	Approximately $15 million, primarily in 2024, to support digital growth through mobile app enhancements and a step change in personalized marketing capabilities;

•

Approximately $30 million to support a rollout of digital menu boards to all U.S. Company-operated restaurants by the end of 2025 and digital menu board enhancements for the global system over the next two years.

2024 Outlook

This release includes forward-looking projections for certain non-GAAP financial measures, including systemwide sales, adjusted EBITDA, adjusted earnings per share and free cash flow. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share and free cash flow, such as the impact from our advertising funds, including the net change in the restricted operating assets and liabilities and any excess or deficit of advertising fund revenues over advertising fund expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization gains, net, amortization of cloud computing arrangements, gain on early extinguishment of debt, net, and the timing and resolution of certain tax matters. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share or net cash provided by operating activities, or a reconciliation of those projected measures.

During 2024 the Company Expects:

•	Global systemwide sales growth: 5 to 6 percent

•	Adjusted EBITDA: $535 to $545 million

•	Adjusted earnings per share: $0.98 to $1.02

•	Cash flows from operations: $370 to $390 million

•	Capital expenditures: $90 to $100 million

•	Free cash flow: $280 to $290 million

Conference Call and Webcast Scheduled for 8:30 a.m. Today, February 15

The Company will host a conference call on Thursday, February 15 at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials will also be available on the Company’s Investor Relations website. The live conference call will be available by telephone at (844) 200-6205 for domestic callers and (929) 526-1599 for international callers, both using event ID 796998. An archived webcast and presentation materials will be available on the Company’s Investor Relations website.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) the impact of competition or poor customer experiences at Wendy’s restaurants; (2) adverse economic conditions or disruptions, including in regions with a high concentration of Wendy’s restaurants; (3) changes in discretionary consumer spending and consumer tastes and preferences; (4) the disruption to the Company’s business from COVID-19 and its impact on the Company’s results of operations, financial condition and prospects; (5) impacts to the Company’s corporate reputation or the value and perception of the Company’s brand; (6) the effectiveness of the Company’s marketing and advertising programs and new product development; (7) the Company’s ability to manage the impact of social media; (8) the Company’s ability to protect its intellectual property; (9) food safety events or health concerns involving the Company’s products; (10) our ability to deliver accelerated global sales growth and achieve or maintain market share across our dayparts; (11) the Company’s ability to achieve its growth strategy through new restaurant development and its Image Activation program; (12) the Company’s ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (13) risks associated with leasing and owning significant amounts of real estate, including environmental matters; (14) risks associated with the Company’s international operations, including the ability to execute its international growth strategy; (15) changes in commodity and other operating costs; (16) shortages or interruptions in the supply or distribution of the Company’s products and other risks associated with the Company’s independent supply chain purchasing co-op; (17) the impact of increased labor costs or labor shortages; (18) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership and organizational structure; (19) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (20) the Company’s dependence on computer systems and information technology, including risks associated with the failure or interruption of its systems or technology or the occurrence of cyber incidents or deficiencies; (21) risks associated with the Company’s securitized financing facility and other debt agreements, including compliance with operational and financial covenants, restrictions on its ability to raise additional capital, the impact of its overall debt levels and the Company’s ability to generate sufficient cash flow to meet its debt service obligations and operate its business; (22) risks associated with the Company’s capital allocation policy, including the amount and timing of equity and debt repurchases and dividend payments; (23) risks associated with complaints and litigation, compliance with legal and regulatory requirements and an increased focus on environmental, social and governance issues; (24) risks associated with the availability and cost of insurance, changes in accounting standards, the recognition of impairment or other charges, changes in tax rates or tax laws and fluctuations in foreign currency exchange rates; (25) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest, health epidemics or pandemics or other catastrophic events; and (26) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

In addition to the factors described above, there are risks associated with the Company’s predominantly franchised business model that could impact its results, performance and achievements. Such risks include the Company’s ability to identify, attract and retain experienced and qualified franchisees, the Company’s ability to effectively manage the transfer of restaurants between and among franchisees, the business and financial health of franchisees, the ability of franchisees to meet their royalty, advertising, development, reimaging and other commitments, participation by franchisees in brand strategies and the fact that franchisees are independent third parties that own, operate and are responsible for overseeing the operations of their restaurants. The Company’s predominantly franchised business model may also impact the ability of the Wendy’s system to effectively respond and adapt to market changes.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

There can be no assurance that any additional regular quarterly cash dividends will be declared or paid after the date hereof, or of the amount or timing of such dividends, if any. Future dividend payments, if any, are subject to applicable law, will be made at the discretion of the Board of Directors and will be based on factors such as the Company’s earnings, financial condition and cash requirements and other factors.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales.

The Company uses adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items to the extent identified in the reconciliation tables that accompany this release. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Restaurants temporarily closed for more than one fiscal week are excluded from same-restaurant sales.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Argentina due to the highly inflationary economy of that country.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

U.S. Company-operated restaurant margin is defined as sales from U.S. Company-operated restaurants less cost of sales divided by sales from U.S. Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs. Cost of sales excludes certain costs that support restaurant operations that are not allocated to individual restaurants, which are included in “General and administrative.” Cost of sales also excludes depreciation and amortization expense and impairment of long-lived assets. Therefore, as restaurant margin as presented excludes certain costs as described above, its usefulness may be limited and may not be comparable to other similarly titled measures of other companies in our industry.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find a loving, forever home for every child waiting to be adopted from the North

American foster care system. Today, Wendy’s and its franchisees employ hundreds of thousands of people across over 7,000 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on X and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Kelsey Freed

Director - Investor Relations

(614) 764-3345; kelsey.freed@wendys.com

Media Contact:

Heidi Schauer

Vice President – Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Consolidated Statements of Operations

Three and Twelve Month Periods Ended January 1, 2023 and December 31, 2023

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	2022	2023	2022	2023
Revenues:
Sales	$227,655	$226,725	$896,585	$930,083
Franchise royalty revenue	124,173	127,793	485,488	512,159
Franchise fees	19,917	20,468	72,747	80,172
Franchise rental income	59,521	56,761	234,465	230,168
Advertising funds revenue	105,244	108,904	406,220	428,996

	536,510	540,651	2,095,505	2,181,578

Costs and expenses:
Cost of sales	194,663	197,425	773,169	794,493
Franchise support and other costs	12,280	15,390	46,736	57,243
Franchise rental expense	31,384	30,470	124,083	125,371
Advertising funds expense	113,718	108,829	430,760	428,003
General and administrative	68,473	65,658	254,979	249,964
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	32,503	34,531	133,414	135,789
Amortization of cloud computing arrangements	1,506	5,086	2,394	12,778
System optimization gains, net	(2,641)	(761)	(6,779)	(880)
Reorganization and realignment costs	70	1,100	698	9,200
Impairment of long-lived assets	3,738	888	6,420	1,401
Other operating income, net	(3,201)	(4,594)	(23,683)	(13,768)

	452,493	454,022	1,742,191	1,799,594

Operating profit	84,017	86,629	353,314	381,984
Interest expense, net	(31,913)	(30,263)	(122,319)	(124,061)
Gain on early extinguishment of debt, net	—	3,868	—	2,283
Investment income (loss), net	—	31	2,107	(10,358)
Other income, net	6,048	7,024	10,403	29,570

Income before income taxes	58,152	67,289	243,505	279,418
Provision for income taxes	(16,877)	(20,351)	(66,135)	(74,978)

Net income	$41,275	$46,938	$177,370	$204,440

Net income per share:
Basic	$.19	$.23	$.83	$.98
Diluted	.19	.23	.82	.97

Number of shares used to calculate basic income per share	212,967	205,938	213,766	209,486

Number of shares used to calculate diluted income per share	215,346	207,578	215,839	211,534

The Wendy’s Company and Subsidiaries

Consolidated Balance Sheets

As of January 1, 2023 and December 31, 2023

(In Thousands Except Par Value)

(Unaudited)

	January 1, 2023	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$745,889	$516,037
Restricted cash	35,203	35,848
Accounts and notes receivable, net	116,426	121,683
Inventories	7,129	6,690
Prepaid expenses and other current assets	26,963	39,640
Advertising funds restricted assets	126,673	117,755

Total current assets	1,058,283	837,653
Properties	895,778	891,080
Finance lease assets	234,570	228,936
Operating lease assets	754,498	705,615
Goodwill	773,088	773,727
Other intangible assets	1,248,800	1,219,129
Investments	46,028	34,445
Net investment in sales-type and direct financing leases	317,337	313,664
Other assets	170,962	178,577

Total assets	$5,499,344	$5,182,826

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$29,250	$29,250
Current portion of finance lease liabilities	18,316	20,250
Current portion of operating lease liabilities	48,120	49,353
Accounts payable	43,996	27,370
Accrued expenses and other current liabilities	116,010	135,149
Advertising funds restricted liabilities	132,307	120,558

Total current liabilities	387,999	381,930
Long-term debt	2,822,196	2,732,814
Long-term finance lease liabilities	571,877	568,767
Long-term operating lease liabilities	792,051	739,340
Deferred income taxes	270,421	270,353
Deferred franchise fees	90,231	90,132
Other liabilities	98,849	89,711

Total liabilities	5,033,624	4,873,047
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 213,101 and 205,397 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,937,885	2,960,035
Retained earnings	414,749	409,863
Common stock held in treasury, at cost; 257,323 and 265,027 shares, respectively	(2,869,780)	(3,048,786)
Accumulated other comprehensive loss	(64,176)	(58,375)

Total stockholders’ equity	465,720	309,779

Total liabilities and stockholders’ equity	$5,499,344	$5,182,826

The Wendy’s Company and Subsidiaries

Consolidated Statements of Cash Flows

Twelve Month Periods Ended January 1, 2023 and December 31, 2023

(In Thousands)

(Unaudited)

	Twelve Months Ended
	2022	2023
Cash flows from operating activities:
Net income	$177,370	$204,440
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	133,414	135,789
Amortization of cloud computing arrangements	2,394	12,778
Share-based compensation	24,538	23,747
Impairment of long-lived assets	6,420	1,401
Deferred income tax	4,305	(807)
Non-cash rental expense, net	33,915	40,655
Change in operating lease liabilities	(45,682)	(47,212)
Net (recognition) receipt of deferred vendor incentives	(1,060)	1,034
System optimization gains, net	(6,779)	(880)
Gain on sale of investments, net	—	(31)
Distributions received from TimWen joint venture	12,612	12,901
Equity in earnings in joint ventures, net	(9,422)	(10,819)
Long-term debt-related activities, net	7,762	5,320
Cloud computing arrangements expenditures	(30,220)	(32,902)
Other, net	(4,554)	22,883
Changes in operating assets and liabilities:
Accounts and notes receivable, net	(5,857)	430
Inventories	(1,203)	439
Prepaid expenses and other current assets	6,769	(672)
Advertising funds restricted assets and liabilities	(30,503)	(18,210)
Accounts payable	(1,533)	(8,826)
Accrued expenses and other current liabilities	(12,782)	3,958

Net cash provided by operating activities	259,904	345,416

Cash flows from investing activities:
Capital expenditures	(85,544)	(85,021)
Franchise development fund	(3,605)	(7,951)
Dispositions	8,237	2,115
Proceeds from sale of investments	—	31
Notes receivable, net	3,136	4,280

Net cash used in investing activities	(77,776)	(86,546)

Cash flows from financing activities:
Proceeds from long-term debt	500,000	—
Repayments of long-term debt	(26,750)	(94,702)
Repayments of finance lease liabilities	(17,312)	(21,588)
Deferred financing costs	(10,232)	—
Repurchases of common stock, including accelerated share repurchase	(51,950)	(189,554)
Dividends	(106,779)	(209,253)
Proceeds from stock option exercises	4,865	14,667
Payments related to tax withholding for share-based compensation	(3,168)	(3,873)

Net cash provided by (used in) financing activities	288,674	(504,303)

Net cash provided by (used in) operations before effect of exchange rate changes on cash	470,802	(245,433)
Effect of exchange rate changes on cash	(5,967)	2,448

Net increase (decrease) in cash, cash equivalents and restricted cash	464,835	(242,985)
Cash, cash equivalents and restricted cash at beginning of period	366,966	831,801

Cash, cash equivalents and restricted cash at end of period	$831,801	$588,816

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three and Twelve Month Periods Ended January 1, 2023 and December 31, 2023

(In Thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	2022	2023	2022	2023
Net income	$41,275	$46,938	$177,370	$204,440
Provision for income taxes	16,877	20,351	66,135	74,978

Income before income taxes	58,152	67,289	243,505	279,418
Other income, net	(6,048)	(7,024)	(10,403)	(29,570)
Investment (income) loss, net	—	(31)	(2,107)	10,358
Gain on early extinguishment of debt, net	—	(3,868)	—	(2,283)
Interest expense, net	31,913	30,263	122,319	124,061

Operating profit	84,017	86,629	353,314	381,984
Plus (less):
Advertising funds revenue	(105,244)	(108,904)	(406,220)	(428,996)
Advertising funds expense (a)	109,512	108,069	414,545	424,652
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	32,503	34,531	133,414	135,789
Amortization of cloud computing arrangements	1,506	5,086	2,394	12,778
System optimization gains, net	(2,641)	(761)	(6,779)	(880)
Reorganization and realignment costs	70	1,100	698	9,200
Impairment of long-lived assets	3,738	888	6,420	1,401

Adjusted EBITDA	$123,461	$126,638	$497,786	$535,928

Revenues	$536,510	$540,651	$2,095,505	$2,181,578
Less:
Advertising funds revenue	(105,244)	(108,904)	(406,220)	(428,996)

Adjusted revenues	$431,266	$431,747	$1,689,285	$1,752,582

(a)

Excludes advertising funds expense of $4,091 and $15,116 for the three and twelve months ended January 1, 2023, respectively, and $599 and $2,401 for the three and twelve months ended December 31, 2023, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising deficit of $115 and $1,099 for the three and twelve months ended January 1, 2023, respectively, and $161 and $950 for the three and twelve months ended December 31, 2023, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three and Twelve Month Periods Ended January 1, 2023 and December 31, 2023

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	2022	2023	2022	2023
Net income	$41,275	$46,938	$177,370	$204,440

Plus (less):
Advertising funds revenue	(105,244)	(108,904)	(406,220)	(428,996)
Advertising funds expense (a)	109,512	108,069	414,545	424,652
System optimization gains, net	(2,641)	(761)	(6,779)	(880)
Reorganization and realignment costs	70	1,100	698	9,200
Impairment of long-lived assets	3,738	888	6,420	1,401
Gain on early extinguishment of debt, net	—	(3,868)	—	(2,283)

Total adjustments	5,435	(3,476)	8,664	3,094
Income tax impact on adjustments (b)	109	849	298	(1,423)

Total adjustments, net of income taxes	5,544	(2,627)	8,962	1,671

Adjusted income	$46,819	$44,311	$186,332	$206,111

Diluted earnings per share	$.19	$.23	$.82	$.97
Total adjustments per share, net of income taxes	.03	(.02)	.04	—

Adjusted earnings per share	$.22	$.21	$.86	$.97

(a)

Excludes advertising funds expense of $4,091 and $15,116 for the three and twelve months ended January 1, 2023, respectively, and $599 and $2,401 for the three and twelve months ended December 31, 2023, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising deficit of $115 and $1,099 for the three and twelve months ended January 1, 2023, respectively, and $161 and $950 for the three and twelve months ended December 31, 2023, respectively.

(b)	Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Twelve Month Periods Ended January 1, 2023 and December 31, 2023

(In Thousands)

(Unaudited)

	Twelve Months Ended
	2022	2023
Net cash provided by operating activities	$259,904	$345,416
Plus (less):
Capital expenditures	(85,544)	(85,021)
Advertising funds impact (a)	38,765	13,866

Free cash flow	$213,125	$274,261

(a)

Advertising funds impact for 2022 and 2023 includes the net change in the restricted operating assets and liabilities of the funds of $(30,503) and $(18,210), respectively, and the advertising funds (deficit) surplus included in Net Income of $(8,262) and $4,344, respectively. Advertising funds impact for 2022 and 2023 excludes the Company’s incremental funding of advertising of $15,179 and $2,401, respectively.